                                                    Exhibit 3.3

                    CERTIFICATE OF AMENDMENT

                               TO

              RESTATED CERTIFICATE OF INCORPORATION

                               OF

                           USAIR, INC.


       ---------------------------------------------------


                   Pursuant to Section 242 of
      the General Corporation Law of the State of Delaware

       ---------------------------------------------------


     USAir, Inc. a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST:  Article FIRST of the Corporation's Restated
Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

     FIRST:  The name of the corporation is US Airways, Inc.
(hereinafter the "Corporation").

     SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 17th day of February, 1997.

                                  USAIR, INC.

                                  By:  /s/Michelle V. Bryan
                                       --------------------
                                  Name:   Michelle V. Bryan
                                  Title:  Vice President, Deputy
                                  General Counsel and Secretary